SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported) May 25, 1994



                            MIRAGE RESORTS, INCORPORATED
               ______________________________________________________
               (Exact name of Registrant as specified in its charter)


                 Nevada                    1-6697             88-0058016
          ____________________________________________________________________
          (State or other juris-          (Commission      (IRS Employer
           diction of incorporation)       File No.)        Identification No.)



          3400 Las Vegas Boulevard South, Las Vegas, Nevada          89109
          _____________________________________________________________________
          (Address of principal executive offices)                 (Zip Code)



          Registrant's telephone number, including  area code:  (702)  791-7111




          _____________________________________________________________________
            (Former name or former address, if changed since last report)



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       Item 5.   Other Events.


                 On May 25, 1994, the Registrant obtained a $525 million five-year reducing revolving credit facility (the "Facility") from a group of 18 commercial banks led by Bank of America National Trust and Savings Association. The Facility replaces the Registrant's prior $150 million bank credit facility. Borrowings under the Facility are tied, at the Registrant's option, to the prime rate or the one-, two-, three- or six-month London Interbank Offered Rate ("LIBOR"). The interest rate for borrowings tied to the one-month LIBOR is currently approximately 6% per annum. Borrowings under the Facility are available for working capital and general corporate purposes, including the development of new gaming projects and the retirement of outstanding indebtedness.

                 Borrowings under  the Facility  are  collateralized by  a
                 first    lien   on   most   of   the Registrant's and its
                 subsidiaries' (other than non-Restricted Subsidiaries, as
                 defined)   previously   unencumbered    assets, including
                 Shadow Creek Golf Course and the Dunes site. At such time as the first mortgage notes collateralized by The Mirage and the Treasure Island hotel-casinos are no longer outstanding, the Facility will also be collateralized by
                 a first lien on those properties.   The Registrant's non-
                 Restricted Subsidiaries include those which own and operate the Golden Nugget and Golden-Nugget Laughlin
                 hotel-casinos,   and  borrowings  under the Facility  are
                 not  collateralized  by  those properties.

                 The Reducing Revolving Loan Agreement (the "Loan Agreement") governing the Facility contains a number of covenants applicable to the Registrant and its subsidiaries (other than non-Restricted Subsidiaries), including those relating to the maintenance of specified tangible net worth, interest charge coverage and leverage ratios and certain limitations on further indebtedness, liens, capital expenditures, investments and dividends and stock repurchases. A copy of the Loan Agreement is filed as an exhibit to this Form 8-K.

       Item 7.   Financial Statements and Exhibits.

            (c)  Exhibits.

            99. Reducing Revolving Loan Agreement, dated as of May 25, 1994, among the Registrant, THE MIRAGE CASINO-HOTEL, Treasure Island Corp., MR Realty, MH, INC., each bank party thereto, Bank of America National Trust and Savings Association, Bankers Trust Company, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Co-Agent (without Schedules or Exhibits).

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

                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         MIRAGE RESORTS, INCORPORATED
                                                (Registrant)



          Date:  June 15, 1994           By:  DANIEL R. LEE
                                              ________________________________
                                              Senior Vice President-Finance
                                              and Development, Chief Financial
                                              Officer and Treasurer

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